Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SASHA WILFRED, derivatively on behalf of ITT EDUCATIONAL SERVICES, INC.,
Plaintiff,

v.

KEVIN M. MODANY, JOHN F. COZZI, THOMAS I. MORGAN, JOHN E. DEAN, JAMES D. FOWLER, JR., JOANNA T. LAU, VIN WEBER, SAMUEL L. ODLE, JOHN A. YENA, DANIEL M. FITZPATRICK,

Defendants,
and

ITT EDUCATIONAL SERVICES, INC.,

Nominal Defendant.
: : : : : : : : : : : : : : : : : :	Civil Action No. 13-CV-3110 (JPO)

NOTICE TO CURRENT ITT STOCKHOLDERS

TO:	ALL OWNERS OF ITT EDUCATIONAL SERVICES, INC. (“ITT”) COMMON STOCK (TICKER SYMBOL: ESI) AS OF JANUARY 21, 2016, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT ITT STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF ITT WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.  THIS ACTION IS NOT A “CLASS ACTION.”  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order from the Honorable J. Paul Oetken of the U.S. District Court for the Southern District of New York (the “Court”), that a proposed settlement agreement has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of ITT Educational Services, Inc. (“ITT” or the “Company”), the Individual Defendants, and ITT in connection with the above-captioned consolidated stockholder derivative action entitled Wilfred v. Modany, et al., Lead Case No. 13-cv-3310-JPO (the “New York Action”), and substantially similar derivative actions pending in the United States District Court for the Southern District of Indiana and the Marion County Superior Court, Marion County, Indiana, captioned Lawrence v. Modany, et al., Case No. 14-cv-2106, and McKee v. Modany, et al., Cause No. 49D07-1507-PL-021891, respectively (the “Indiana Actions”) (collectively, with the New York Action, the “Actions”).

Plaintiffs filed the Actions derivatively on behalf of ITT to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties and other alleged misconduct.  The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Actions on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Actions with prejudice.

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1           For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation and Agreement of Settlement, fully executed as of January 21, 2016 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.  A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the U.S. District Court for the Southern District of New York, Daniel Patrick Moynihan U.S. Courthouse, 500 Pearl Street, New York, NY 10007-1312 or by visiting ITT’s website at www.ittesi.com.

As explained below, a Settlement Hearing shall be held before the Court on April 6, 2016 at 3:00 p.m., before the Honorable J. Paul Oetken, at the United States District Court for the Southern District of New York, Thurgood Marshall United States Courthouse, 40 Foley Square, Courtroom 706, New York, NY 10007, to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court and whether Plaintiffs’ Counsels’ Fee Award, including any Service Awards, should be finally approved.  You have the right to object to the Settlement and the Fee Award in the manner provided herein.  If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be forever bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the proposed Settlement and of your rights as a Current ITT Stockholder.

I.	BACKGROUND

A.	Factual Background of the Actions
ITT, a Delaware corporation, is a for-profit provider of technology-oriented undergraduate and graduate degree programs.  In the years 2007, 2009, and 2010, ITT entered into a series of risk-sharing agreements (“RSAs”) with third-party lenders to increase the availability of private student loans to ITT’s students.  Under those RSAs, the Company could face financial liabilities if its students were to default on their student loans beyond certain thresholds.  Among other things, Plaintiffs have alleged in the Actions that ITT failed to properly account for its obligations under the RSAs, overstated its financial results, failed to maintain adequate internal controls over financial reporting, and failed to disclose the extent of the risks that ITT faced under the RSAs.  Plaintiffs have alleged that, beginning in April 2008, various public statements made by ITT and certain of its executive officers, both in U.S. Securities and Exchange Commission (“SEC”) filings and otherwise, were false and misleading.

The Actions include allegations relating to disclosures and events beginning with the Company’s entrance into an RSA with Sallie Mae in 2007 and continue through at least May 2015.  The most recent of these events include the following: on January 4, 2013, ITT announced that it had settled an action brought by Sallie Mae arising out of ITT’s obligations under the 2007 RSA.  On February 22, 2013, it was announced that ITT had received a subpoena from the SEC seeking production of documents relating to the RSAs that ITT had entered into in 2009 and 2010.  On February 26, 2014, it was announced that the U.S. Consumer Financial Protection Bureau filed a lawsuit against ITT.  On September 19, 2014, the Company announced that it had received a Wells Notice from the SEC, that the Department of Education (“DOE”) had placed ITT on heightened cash monitoring status, and that the DOE had required the Company to post a letter of credit.  On October 16, 2014, ITT filed with the SEC certain restated financial results.    On May 12, 2015, the SEC filed an action in the U.S. District Court for the Southern District of Indiana against ITT and defendants Modany and Fitzpatrick relating to the Company’s RSAs and accounting and disclosure issues.

B.	The New York Action

On May 8, 2013, plaintiff Wilfred initiated the New York Action by filing a shareholder derivative action in this Court on behalf of ITT, captioned Wilfred v. Modany, et al., Case No. 13-cv-3110-JPO (the “Wilfred Action”).  Plaintiff Wilfred asserted claims against certain of the Individual Defendants for breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement.  On August 6, 2013, Wilfred and the Defendants agreed to stay the Wilfred Action pending further developments in the related federal securities class action captioned In re ITT Educational Services, Inc. Securities Litigation, Case No. 13-cv-1620-JPO-JLC, also pending in this Court (the “New York Securities Action”).2

On May 27, 2014, plaintiff Nottenkamper filed a shareholder derivative action against the Individual Defendants on behalf of ITT in the U.S. District Court for the District of Delaware (the “Delaware Court”), captioned Nottenkamper v. Modany, et al., Case No. 14-cv-00672-GMS (the “Nottenkamper Action”).  The Nottenkamper Action in the Delaware Court was substantially similar to the Wilfred Action and raised substantially similar claims.

On September 8, 2014, the Court approved an agreement between Wilfred and the Defendants providing for the continued stay of the Wilfred Action.  On October 15, 2014, Wilfred subsequently provided notice of voluntary termination of the stay of the Wilfred Action.

On November 14, 2014, plaintiff Nottenkamper filed an amended complaint in the Nottenkamper Action.  On November 24, 2014, plaintiff Wilfred filed an amended complaint in the Wilfred Action.

On January 5, 2015, Defendants moved to dismiss or stay the Wilfred Action.  On January 13, 2015, Defendants filed a motion to dismiss the Nottenkamper Action, as well as a separate motion to stay the Nottenkamper Action or to transfer the Nottenkamper Action from the Delaware Court to this Court.

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2           On November 2, 2015, the parties in the New York Securities Action entered into a Stipulation and Agreement of Settlement to resolve the New York Securities Action in its entirety.  That settlement was preliminarily approved by this Court on November 23, 2015, and a final settlement hearing is scheduled in the New York Securities Action for March 8, 2016.

On April 29, 2015, the Nottenkamper Action was transferred from the Delaware Court to this Court, Case No. 15-cv-3390, and on May 6, 2015, Nottenkamper moved to consolidate the Nottenkamper Action and the Wilfred Action.  On June 2, 2015, Nottenkamper’s motion was denied without prejudice.

On July 2, 2015, Wilfred requested leave to file a second amended complaint in the Wilfred Action, which was granted on July 28, 2015.  Additionally, this Court consolidated the Wilfred Action and the Nottenkamper Action, thus forming the New York Action, and appointed Wilfred as Lead Plaintiff and Wilfred’s attorneys, the Lifshitz Law Firm (the “Lifshitz Firm”) as Lead Counsel in the consolidated New York Action.  This Court also denied as moot the pending motions to dismiss that had been fully briefed by the parties in both the Wilfred Action and the Nottenkamper Action.

On August 11, 2015, Nottenkamper moved for reconsideration of this Court’s July 28, 2015 Order.  On August 21, 2015, Wilfred filed a consolidated complaint in the New York Action.  In connection with efforts to explore the resolution of the New York Action, Defendants produced discovery to Wilfred.

On September 16, 2015, this Court entered an order granting Nottenkamper’s motion for reconsideration, thereby appointing Wilfred and Nottenkamper as Co-Lead Plaintiffs in the New York Action and appointing the Lifshitz Firm and Nottenkamper’s counsel, The Weiser Law Firm, P.C. (the “Weiser Firm”), as Co-Lead Counsel in the New York Action.  That same day, this Court also entered a stipulation and order temporarily staying all proceedings in the New York Action to facilitate the parties’ efforts to explore a resolution of the New York Action through settlement.  Defendants thereafter produced the same discovery to Nottenkamper that had been previously provided to Wilfred.

C.	The Indiana Federal Action

On December 23, 2014, plaintiff Lawrence filed the Indiana Federal Action against certain of the Individual Defendants on behalf of ITT in the Indiana Federal Court, making allegations similar to those made in the related securities class action also pending before the Indiana Federal Court, captioned In re ITT Educational Services, Inc. Securities Litigation (Indiana), No. 14-cv-01599-TWP-DML (the “Indiana Securities Action”).3  The claims made in the Indiana Federal Action, alleging breach of fiduciary duty, gross mismanagement, abuse of control, corporate waste, and unjust enrichment, also are substantially similar to those made in the consolidated complaint in New York Action.  On March 11, 2015, the Indiana Federal Court approved an agreement between Lawrence and the Defendants to stay the Indiana Federal Action pending further developments in the Indiana Securities Action, and pursuant to which Defendants agreed to provide Lawrence with all discovery produced by the defendants in the Indiana Securities Action, as well as all discovery produced to any other plaintiff in any other derivative action brought on ITT’s behalf arising from similar facts as the Indiana Federal Action.  Pursuant to that agreement, Defendants produced discovery to Lawrence in August 2015.

D.	The Indiana State Action

On July 1, 2015, plaintiff McKee filed the Indiana State Action on behalf of ITT in the Indiana State Court, asserting claims against certain of the Individual Defendants for breach of fiduciary duty in connection with substantially similar facts, events, and circumstances as those alleged in the original and consolidated complaints in the New York Action.  On August 6, 2015, the parties to the Indiana State Action entered into an agreement to stay the Indiana State Action pending further developments in the closely-related Indiana Securities Action.  The Indiana State Court entered the parties’ requested order on August 7, 2015, pursuant to which Defendants agreed to provide McKee with all discovery produced by the defendants in the Indiana Securities Action, as well as all discovery produced to any other plaintiff in any other derivative action brought on ITT’s behalf arising from similar facts as the Indiana State Action.  Pursuant to that agreement, Defendants produced discovery to McKee in August 2015.

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3           On November 2, 2015, the parties in the Indiana Securities Action entered into a Stipulation and Agreement of Settlement to resolve the Indiana Securities Action in its entirety.  That settlement was preliminarily approved by the Indiana Federal Court on November 4, 2015, and a final settlement hearing is scheduled in the Indiana Securities Action for March 10, 2016.

E.	Settlement Negotiations

Beginning in August 2015, counsel for the Settling Parties engaged in extensive efforts to reach a “global resolution” of the Actions.  On September 10, 2015, the Settling Parties participated in an in-person, full-day mediation (the “Mediation”) in San Francisco, California with the Honorable Daniel Weinstein (Ret.) of JAMS (“Judge Weinstein” or the “Mediator”), an experienced and distinguished mediator.

Although a settlement was not reached during the Mediation, considerable progress was made, and after further extensive discussions over the next month and with substantial assistance from the Mediator, the Settling Parties reached an agreement-in-principle to resolve the Actions, subject to approval by the Board and the Settling Parties’ agreement on documentation.  As a condition of the Settlement reflected in the Stipulation, ITT will agree to institute and maintain certain corporate governance reforms, the terms of which are fully set forth in Exhibit A to the Stipulation.  After reaching agreement on these substantive corporate governance terms, with the Mediator’s substantial assistance, the Settling Parties negotiated at arm’s length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel, in light of the substantial benefits which have been or will be conferred upon the Company as a result of the settlement of the Actions.  Following extensive discussions, the Settling Parties agreed to a “Mediator’s proposal” made by Judge Weinstein with respect to the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel, subject to the approval of the Court.

II.	PLAINTIFFS’ COUNSELS’ INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the respective Actions to which their clients are parties, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the investigations by the SEC and allegations contained in the SEC complaint; (3) reviewing and analyzing the allegations contained in Sallie Mae’s complaint against ITT; (4) the allegations contained in the New York Securities Action and the Indiana Securities Action; (5) researching, drafting, and filing shareholder derivative complaints, including amended and consolidated complaints by the New York Plaintiffs; (6) reviewing in excess of 181,000 pages of internal corporate documents produced to Plaintiffs by ITT in connection with settlement negotiations; (7) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Actions and the potential defenses thereto; (8) researching corporate governance issues; (9) the preparation and submission of detailed settlement demands and mediation statements in connection with the Mediation; (10) attending the in-person, full-day Mediation in San Francisco, California; and (11) engaging in extensive settlement discussions with the Mediator and counsel for the Defendants.

               Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.  Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trials and possible appeals.  Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, and in light of the significant benefits conferred upon the Company and its shareholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, ITT, and Current ITT Stockholders, and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.  Further, ITT has determined that the Settlement is in the best interests of ITT and Current ITT Stockholders.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times.  Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to ITT or its shareholders, or any wrongdoing whatsoever.  Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Actions.  Without admitting the validity of any of the claims the Plaintiffs have asserted in the Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth in the Stipulation.  Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Actions.

Neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, or may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Actions, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in these Actions or otherwise.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable J. Paul Oetken on April 6, 2016 at 3:00 p.m. in Courtroom 706 of the Thurgood Marshall U.S. Courthouse, 40 Foley Square, New York, NY 10007 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the New York Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsels’ Fee Award, including any Service Awards, should be finally approved.  At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.  The Court may adjourn the date of the Settlement Hearing without further notice to Current ITT Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above.  The following is only a summary of its terms.

The benefits of the Settlement consist of corporate governance reforms (the “Reforms”), the terms of which are fully set forth in Exhibit A attached to the Stipulation.  Since the New York Action was initiated, ITT has implemented a number of improvements to its corporate governance practices, business operations, and system of internal controls.  The New York Action, and other actions and regulatory proceedings involving private education loans received by ITT’s students, among other factors, significantly contributed to ITT’s evaluation of, and implementation of, certain changes to the Company’s structure, policies, and procedures to protect the Company from the risk of future losses, damages, litigation, and regulatory proceedings.  ITT acknowledges that the pendency and settlement of the Actions is a substantial factor in the Company’s decision to adopt and/or enact changes, modifications, and enhancements to previously-instituted remedial measures as well as the other Reforms set forth in Exhibit A to the Stipulation.  The Settling Parties agree that the Reforms will provide substantial benefits to ITT and Current ITT Stockholders.4  Within ninety (90) calendar days following the Effective Date, ITT shall take all necessary steps to adopt and implement the Reforms, to the extent that such Reforms have not already been adopted and implemented.  Except where specified otherwise, the Reforms shall be maintained for a period of no less than three (3) years from the date of implementation, subject to the terms and conditions set forth in Exhibit A to the Stipulation.

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4           ITT always has been, and continues to be, committed to the implementation, enhancement and enforcement of rigorous corporate governance measures.  The fact that ITT has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.

VI.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the Actions and any other Released Claims.

Upon the Effective Date, ITT, Plaintiffs (acting on their own behalf and derivatively on behalf of ITT), and each of ITT’s stockholders (solely in their capacity as ITT stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions against the Released Persons.  ITT, Plaintiffs (acting on their own behalf and derivatively on behalf of ITT) and each of ITT’s stockholders (solely in their capacity as ITT stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or ITT from any and all Defendants’ Released Claims; provided, however, that nothing herein is intended to release any indemnification, advancement or insurance claims that any Released Person has or may have under any insurance policy, contract, bylaw or charter provision, or under Delaware law, including but not limited to any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

VII.	ATTORNEYS’ FEES AND EXPENSES

In recognition of the substantial benefits provided to ITT and Current ITT Stockholders as a result of the settlement of the Actions, ITT has agreed to pay or cause to be paid to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of $1.1 million ($1,100,000.00) (the “Fee Award”), subject to approval by the Court.  As discussed above, as part of the mediation process, the Settling Parties agreed to a “Mediator’s proposal” by Judge Weinstein for the amount of the Fee Award, subject to the approval of the Court.  The Settling Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon ITT and Current ITT Stockholders by the Stipulation.  Each Service Award to each of the Plaintiffs, to the extent that it is applied for and approved in whole or part, shall be funded from the portion of the Fee Award distributed to that Plaintiff’s counsel.  Defendants shall have no responsibility for the allocation or distribution of the Fee Award amongst Plaintiffs’ Counsel, and Defendants shall take no position on the Service Awards and shall have no obligation to pay them.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current ITT Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why the Fee Award, including any Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current ITT Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of ITT common stock through the date of the Settlement Hearing, including the number of shares of ITT common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Stockholder or his, her, or its attorney has objected to a settlement in the last three years; (2) if a Current ITT Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing.  If a Current ITT Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave, Suite 100
Berwyn, PA 19312

Joshua M. Lifshitz
LIFSHITZ LAW FIRM
821 Franklin Avenue, Suite 209
Garden City, NY 11530
Telephone: (516) 493-9780

Co-Lead Counsel for Plaintiffs in the
New York Action

Jennifer L. Conn
GIBSON, DUNN & CRUTCHER LLP
200 Park Avenue
New York, NY 10166-0193

Counsel for the Individual Defendants

Christopher Allegaert
ALLEGAERT BERGER & VOGEL LLP
111 Broadway, 20th Floor
New York, NY 10006

Counsel for ITT

Any Current ITT Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and the Fee Award, including any Service Awards, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the New York Action with prejudice, and any and all of the releases set forth in the Stipulation.

IX.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; (2) the Judgment has become Final; and (3) the Indiana Actions have been dismissed with prejudice and the dismissal orders have become Final.  If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Settling Parties to the Stipulation will be restored to their respective positions as of the date immediately preceding the date of the Stipulation.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, U.S. District Court for the Southern District of New York, Daniel Patrick Moynihan U.S. Courthouse, 500 Pearl Street, New York, NY 10007-1312, during business hours of each business day or by visiting ITT’s website at www.ittesi.com.

Any other inquiries regarding the Settlement or the Actions should be addressed in writing to the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave
Berwyn, PA 19312
Telephone: (610) 225-2677
Facsimile: (610) 225-2678

Joshua M. Lifshitz
LIFSHITZ LAW FIRM
821 Franklin Avenue, Suite 209
Garden City, NY 11530
Telephone: (516) 493-9780

Co-Lead Counsel for Plaintiffs in the New York Action
PLEASE DO NOT TELEPHONE THE COURT OR ITT
REGARDING THIS NOTICE.